SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 31, 2002


                       PACIFIC MAGTRON INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)


                                     NEVADA
                 (State or other jurisdiction of incorporation)


       000-25277                                         88-0353141
(Commission File Number)                    (IRS Employer Identification Number)


     1600 CALIFORNIA CIRCLE, MILPITAS, CALIFORNIA          95035
       (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code: (408) 956-8888


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

Pacific Magtron International Corp. (the "Company") completed the private placement of $1 million of its Series A Convertible Preferred Stock (the "Series A Preferred") and a warrant exercisable to purchase 300,000 shares of common stock with Stonestreet L.P., a private Canadian based investor, as of May 31, 2002. A dividend of 4% per annum is payable on the Series A Preferred in cash or shares of common stock, at the option of the Company.

The Series A Preferred is convertible into common stock at the lower of $1.24 per share or 85% of the average of the five lowest volume weighted average prices during the 30 trading days immediately preceding an applicable conversion date. However, the conversion price may never be lower than $.75 per share.

The Company also issued a warrant exercisable to purchase 100,000 shares of its common stock to M. H. Meyerson, which arranged the transaction. The warrants issued to Stonestreet L.P. and M. H. Meyerson are exercisable at $1.20 per share for a term of three years.

In connection with the transaction, the Company has agreed to register the common stock underlying the Series A Preferred and the warrants. The Company received $600,000 of the $1.0 million placement at closing, with the balance due upon completion of the required registration by the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit                                                                  Filed
  No.      Exhibit Description                                          Herewith
  ---      -------------------                                          --------
 4.1       Certificate of Designation for the Series A Convertible         X
           Preferred Stock

 10.1      Securities Purchase Agreement dated May 31, 2002 between
           Pacific Magtron International Corp. and Stonestreet L.P.        X

 10.2      Registration Rights Agreement dated May 31, 2002 between
           Pacific Magtron International Corp. and Stonestreet L.P.        X

 10.3 Escrow Agreement dated May 31, 2002 between Pacific Magtron International Corp., Feldman Weinstein LLP and Stonestreet
           L.P.                                                            X

 10.4      Stock Purchase Warrant dated May 31, 2002 issued to
           Stonestreet L.P.                                                X

 10.5      Stock Purchase Warrant dated May 31, 2002 issued to M. H.       X
           Meyerson

 99.1      Press Release dated June 13, 2002                               X

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2002               PACIFIC MAGTRON INTERNATIONAL CORP.


                                   /s/ Theodore S. Li
                                   ---------------------------------------------
                                   Theodore S. Li
                                   Chairman of the Board and President